EXHIBIT 10.29

January 25, 2000





                                 CONSULTING AND
                     FINANCIAL COMMUNITY RELATIONS AGREEMENT
                            FOR VALUESTAR CORPORATION



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This Consulting and Financial Community Relations Agreement (the "Agreement") is
entered into as of January 25, 2000 between ValueStar Corporation ("ValueStar") and Hull Capital Corp. ("Hull Capital").

WHEREAS, ValueStar hereby engages Hull Capital and Hull Capital hereby accepts such engagement to provide consulting services to ValueStar for the purpose of helping ValueStar increase visibility in the financial community, subject to terms and conditions set forth herein. Duties and activities will consist of the following as from time to time requested by ValueStar:

1. Arrange informational meetings between ValueStar and prominent institutional investors, portfolio managers, brokers, buy-side and sell-side research analysts and other financial professionals in the investment community to increase and maintain interest in ValueStar.

2. Provide ValueStar with information regarding developments in the financial markets that may have use in formulating their long and short-term funding strategies.

3. Maintain dialog with investors to whom Hull Capital has introduced to ValueStar in order to increase awareness throughout our network of investors and financial professionals. In addition, this network can provide a continual source of feedback on investors' attitudes toward ValueStar's business and strategic initiatives.

Hull Capital will serve as an independent consultant to ValueStar for a period of two (2) years from the date hereof and subject to the termination provisions set out herein.

This Agreement is independent of any other relationship, directly or indirectly, between the parties.

As the sole consideration for the consulting services provided hereunder by Hull Capital, ValueStar will compensate Hull Capital as follows:

         1. Upon execution of this Agreement, Hull Capital shall be granted warrants exercisable into an aggregate of 500,000 shares of ValueStar's common shares at an exercise price of $1.00 for a term of five (5) years.

                  (a)      The 500,000 warrants will vest as follows:

                           250,0000 warrants shall be exercisable on grant for the first year's service.

                           250,000 warrants shall vest and become exercisable after twelve months from the date of this Agreement, upon commencement of the second year of services.

         2. When and as the Series CC form S3 registration is filed, ValueStar will include these warrants in such registration statement, the expense of which shall be borne by the issuer.

         3. The warrants are to contain language consistent with prior warrant agreements entered into by the Company and as to be negotiated by officers of the Corporation.

         4. In addition, ValueStar will pay all pre-approved expenses incurred by Hull Capital.

This Agreement will be subject to the following terms and conditions:

         1. ValueStar may terminate this Agreement with 60 (sixty) days prior written notice to Hull Capital upon (i) representations or statements concerning ValueStar or its operations being made by Hull Capital, its employees or agents to third parties which are not based on public information or not contained in or based on the written material provided by ValueStar to Hull Capital, (ii) the gross negligence or willful misconduct of Hull Capital, its employees or agents, or (iii) a failure by Hull Capital, its employees or agents to comply with all applicable laws. Upon termination of this Agreement, Hull Capital shall be entitled to receive its compensation in full as provided for in this Agreement and shall retain any and all rights granted to Hull Capital under this Agreement, including Hull Capital's right to exercise (i) the warrants and (ii) registration rights, granted under this Agreement.

         2. Nothing in this Agreement shall create any partnership or joint venture between the parties hereto; it being understood and agreed that the parties are independent contractors and neither ValueStar nor Hull Capital has the authority to bind the other in any way.

         3. This Agreement has been made in the State of New York and shall be construed and governed in accordance with the laws thereof, without giving effect to its conflict of laws.

         4. This Agreement constitutes the entire agreement between the parties and supersedes any prior agreements, whether written or oral, between the parties regarding the duties and activities described herein. No modification, extension or change in the Agreement shall be effective unless it is in writing and signed by both parties.


ACCEPTED BY:

HULL CAPITAL CORP.                                   VALUESTAR CORPORATION

BY: /s/ J. Mitchell Hull                             BY: /s/ James Stein
    --------------------                                 ---------------

TITLE: President                                     TITLE: CEO
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DATE: 1/25/01                                        DATE: 1/25/01
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